EXHIBIT 99.1

BlackLine Announces Second Quarter Financial Results

LOS ANGELES, Aug. 06, 2024 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the second quarter ended June 30, 2024.

“BlackLine delivered solid results this quarter, exceeding our revenue and profitability expectations, while continuing to generate robust free cash flow,” said Owen Ryan, co-CEO of BlackLine. “Our teams are relentlessly pursuing higher levels of operational excellence, aligned to our strategy and driven by our customer-focused operating model.”

“Our commitment to delivering value for the Office of the CFO is unwavering,” said Therese Tucker, co-CEO of BlackLine. “By developing and offering increasingly advanced solutions and capabilities, including those powered by AI, we are committed to solving the complex problems our customers face today. At the same time, we are equipping them with the tools and insights needed to solve tomorrow’s challenges, ensuring they are well-prepared for future growth and success.”

Second Quarter 2024 Financial Highlights

  Total GAAP revenues of $160.5 million, an increase of 11% compared to the second quarter of 2023.
  GAAP operating margin of 1.4%, compared to 12.4%1 in the second quarter of 2023.
  Non-GAAP operating margin of 19.8%, compared to 13.4% in the second quarter of 2023.
  GAAP net income attributable to BlackLine of $76.7 million, or $0.222 per diluted share compared to GAAP net income attributable to BlackLine of $30.8 million or $0.45 per diluted share in the second quarter of 2023.
  Non-GAAP net income attributable to BlackLine of $42.9 million or $0.58 per diluted share compared to non-GAAP net income attributable to BlackLine of $30.7 million or $0.41 per diluted share in the second quarter of 2023.
  Operating cash flow of $40.7 million, compared to $24.6 million in the second quarter of 2023.
  Free cash flow of $34.4 million, compared to $18.0 million in the second quarter of 2023.

Second Quarter Key Metrics and Recent Business Highlights

  Added 24 net new customers in the second quarter for a total of 4,435 customers at June 30, 2024.
  Expanded the Company’s user base to 396,366 users at June 30, 2024.
  Achieved a dollar-based net revenue retention rate of 104% at June 30, 2024.
  Repaid in full, the Company’s $250.0 million 2024 convertible senior notes.
  Announced that Financial Reporting Analytics will be sold as an SAP Solution Extension.
  Named as a leader in two categories in a new finance and accounting platforms report by Information Services Group (ISG).
  Announced and closed a private offering of $675.0 million 2029 convertible senior notes and concurrent repayment of $919.8 million of existing 2026 convertible senior notes.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

________________________
1 Reflects $25.5 million reversal of expense due to the decrease in the fair value of contingent consideration.
2 Excludes the after-tax impact of the gain on extinguishment of debt associated with the partial repurchase of the 2026 convertible senior notes.

Financial Outlook

Third Quarter 2024

  Total GAAP revenue is expected to be in the range of $162 million to $164 million.
  Non-GAAP operating margin is expected to be in the range of 19.0% to 20.0%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $38 million to $40 million, or $0.49 to $0.52 per share on 77.0 million diluted weighted average shares outstanding.

Full Year 2024

  Total GAAP revenue is expected to be in the range of $647.0 million to $651.0 million.
  Non-GAAP operating margin is expected to be in the range of 18.0% to 19.0%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $158 million to $168 million, or $2.08 to $2.21 per share on 76.1 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income attributable to BlackLine per share excludes specified items from the corresponding GAAP financial measures as outlined below under “Use of Non-GAAP Financial Measures” and as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating margin, net income attributable to BlackLine, and net income attributable to BlackLine per share.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its second quarter results at 2:00 p.m. Pacific time on Tuesday, August 6, 2024. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can preregister for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting and finance processes are not sustainable. BlackLine’s market-leading cloud platform and customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, intercompany accounting, invoice-to-cash, and consolidation processes, inspiring, powering, and guiding large enterprises and midsize businesses on their digital finance transformation journeys.

More than 4,400 customers trust BlackLine to help them close faster with complete and accurate results. The Company is the pioneer of the cloud financial close market and is recognized as the leader by customers at leading end-user review sites including G2 and TrustRadius. BlackLine is a global company with operations in major business centers including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Sydney, Bangalore and Singapore.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the third quarter and full year of 2024, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company's industry or the global economy, the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company's ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific, and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 23, 2024. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on August 6, 2024, certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income (loss) and non-GAAP operating margin, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, stock-based compensation, and transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses). Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, and transaction-related costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, and legal settlement gains or costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs and restructuring costs. Non-GAAP operating margin is defined as non-GAAP income (loss) from operations divided by GAAP revenues. The Company believes that presenting non-GAAP income (loss) from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income (loss) from operations between all periods presented.

Non-GAAP Net Income (Loss) Attributable to BlackLine and Diluted Non-GAAP Net Income (Loss) Attributable to BlackLine, Inc. Per Share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible notes, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, restructuring costs, adjustment to the redeemable non-controlling interest to the redemption amount, and gain on extinguishment of convertible senior notes. Diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income (loss) between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on August 6, 2024 certain operating metrics, including (i) number of customers, (ii) number of users, and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of June 30, 2024.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the Company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Samantha Darilek
samantha.darilek@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$616,629	$271,117
Marketable securities	428,461	933,355
Accounts receivable, net of allowances	137,439	171,608
Prepaid expenses and other current assets	27,677	31,244
Total current assets	1,210,206	1,407,324
Capitalized software development costs, net	40,873	37,828
Property and equipment, net	11,791	14,867
Intangible assets, net	68,665	79,056
Goodwill	448,965	448,965
Operating lease right-of-use assets	18,245	19,173
Other assets	91,937	93,552
Total assets	$1,890,682	$2,100,765

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,083	$8,623
Accrued expenses and other current liabilities	51,924	59,690
Deferred revenue, current	311,256	320,133
Finance lease liabilities, current	469	778
Operating lease liabilities, current	4,035	4,108
Convertible senior notes, net, current	249,888	249,233
Total current liabilities	619,655	642,565
Finance lease liabilities, noncurrent	—	4
Operating lease liabilities, noncurrent	14,426	15,738
Convertible senior notes, net, noncurrent	890,979	1,140,608
Deferred tax liabilities, net	5,017	6,394
Deferred revenue, noncurrent	1,979	904
Other long-term liabilities	795	3,608
Total liabilities	1,532,851	1,809,821
Commitments and contingencies
Redeemable non-controlling interest	32,068	30,063
Stockholders' equity:
Common stock	622	615
Additional paid-in capital	451,737	474,863
Accumulated other comprehensive income (loss)	(561)	205
Accumulated deficit	(126,035)	(214,802)
Total stockholders' equity	325,763	260,881
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,890,682	$2,100,765

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Subscription and support	$151,787	$135,881	$301,288	$266,307
Professional services	8,719	8,693	16,679	17,251
Total revenues	160,506	144,574	317,967	283,558
Cost of revenues
Subscription and support	33,756	30,630	65,808	59,142
Professional services	6,592	6,486	13,637	13,245
Total cost of revenues	40,348	37,116	79,445	72,387
Gross profit	120,158	107,458	238,522	211,171
Operating expenses
Sales and marketing	60,248	62,749	121,359	124,680
Research and development	25,721	26,802	50,736	53,907
General and administrative	31,053	(148)	61,099	28,828
Restructuring costs	928	135	1,372	1,149
Total operating expenses	117,950	89,538	234,566	208,564
Income from operations	2,208	17,920	3,956	2,607
Other income (expense)
Interest income	14,065	12,542	29,425	23,207
Interest expense	(2,089)	(1,470)	(3,558)	(2,925)
Gain on extinguishment of convertible senior notes	65,112	—	65,112	—
Other income, net	77,088	11,072	90,979	20,282
Income before income taxes	79,296	28,992	94,935	22,889
Provision for income taxes	4,337	926	5,206	1,554
Net income	74,959	28,066	89,729	21,335
Net income attributable to redeemable non-controlling interest	524	320	962	405
Adjustment attributable to redeemable non-controlling interest	(2,255)	(3,103)	1,248	2,089
Net income attributable to BlackLine, Inc.	$76,690	$30,849	$87,519	$18,841
Basic net income per share attributable to BlackLine, Inc.	$1.24	$0.51	$1.42	$0.31
Shares used to calculate basic net income per share	61,979	60,700	61,811	60,445
Diluted net income per share attributable to BlackLine, Inc.	$0.22	$0.45	$0.39	$0.30
Shares used to calculate diluted net income per share	72,522	71,801	72,708	71,801

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income attributable to BlackLine, Inc.	$76,690	$30,849	$87,519	$18,841
Net income and adjustment attributable to redeemable non-controlling interest	(1,731)	(2,783)	2,210	2,494
Net income	74,959	28,066	89,729	21,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,652	12,346	25,300	24,350
Change in fair value of contingent consideration	—	(25,535)	—	(22,429)
Amortization of debt issuance costs	1,294	1,379	2,679	2,741
Stock-based compensation	22,726	19,948	41,288	40,386
Gain on extinguishment of convertible senior notes	(65,112)	—	(65,112)	—
Noncash lease expense	1,552	1,694	3,110	3,192
Accretion of purchase discounts on marketable securities, net	(6,719)	(8,249)	(15,261)	(15,768)
Net foreign currency (gains) losses	(195)	429	(157)	902
Deferred income taxes	(214)	135	(1,255)	(52)
Provision for (benefit from) credit losses	7	(24)	7	(19)
Changes in operating assets and liabilities:
Accounts receivable	(11,701)	(9,465)	33,995	20,701
Prepaid expenses and other current assets	5,488	1,312	3,524	(3,956)
Other assets	(797)	(72)	1,609	395
Accounts payable	249	3,436	(6,543)	(6,082)
Accrued expenses and other current liabilities	3,878	(2,574)	(10,896)	(13,227)
Deferred revenue	4,028	2,845	(7,802)	1,025
Operating lease liabilities	(1,531)	(1,858)	(3,241)	(3,512)
Lease incentive receipts	—	240	—	240
Other long-term liabilities	134	498	149	(2,804)
Net cash provided by operating activities	40,698	24,551	91,123	47,418
Cash flows from investing activities
Purchases of marketable securities	(101,143)	(413,874)	(396,104)	(725,120)
Proceeds from maturities of marketable securities	268,800	364,500	591,500	693,300
Proceeds from sales of marketable securities	324,098	—	324,098	—
Capitalized software development costs	(5,637)	(5,439)	(12,087)	(12,318)
Purchases of property and equipment	(677)	(1,153)	(976)	(2,829)
Net cash provided by (used in) investing activities	485,441	(55,966)	506,431	(46,967)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	662,641	—	662,641	—
Partial repurchase of convertible senior notes	(848,519)	—	(848,519)	—
Purchase of capped calls related to convertible senior notes	(59,738)	—	(59,738)	—
Principal payments under finance lease obligations	(258)	(244)	(516)	(485)
Proceeds from exercises of stock options	2,324	9,509	2,638	11,920
Proceeds from employee stock purchase plan	4,249	5,291	4,249	5,291
Acquisition of common stock for tax withholding obligations	(1,403)	(1,019)	(12,384)	(13,422)
Net cash provided by (used in) financing activities	(240,704)	13,537	(251,629)	3,304
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(209)	(166)	(421)	(207)
Net increase (decrease) in cash, cash equivalents, and restricted cash	285,226	(18,044)	345,504	3,548
Cash, cash equivalents, and restricted cash, beginning of period	331,641	222,799	271,363	201,207
Cash, cash equivalents, and restricted cash, end of period	$616,867	$204,755	$616,867	$204,755

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$616,629	$204,514	$616,629	$204,514
Restricted cash included within other assets at end of period	238	241	238	241
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$616,867	$204,755	$616,867	$204,755

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Non-GAAP Gross Profit:
Gross profit	$120,158	$107,458	$238,522	$211,171
Amortization of acquired developed technology	3,383	2,980	6,767	5,929
Stock-based compensation	3,653	3,273	6,249	6,070
Transaction-related costs	38	174	90	387
Total non-GAAP gross profit	$127,232	$113,885	$251,628	$223,557
Gross margin	74.9%	74.3%	75.0%	74.5%
Non-GAAP gross margin	79.3%	78.8%	79.1%	78.8%

Non-GAAP Operating Income:
Operating income	$2,208	$17,920	$3,956	$2,607
Amortization of intangible assets	5,195	5,134	10,391	10,219
Stock-based compensation	23,406	20,451	42,602	41,334
Change in fair value of contingent consideration	—	(25,535)	—	(22,429)
Transaction-related costs	(6)	1,219	210	2,009
Restructuring costs	928	135	1,372	1,149
Total non-GAAP operating income	$31,731	$19,324	$58,531	$34,889
GAAP operating margin	1.4%	12.4%	1.2%	0.9%
Non-GAAP operating margin	19.8%	13.4%	18.4%	12.3%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income attributable to BlackLine, Inc.	$76,690	$30,849	$87,519	$18,841
Provision for income taxes	2,902	286	2,319	105
Amortization of intangible assets	5,195	5,134	10,391	10,219
Stock-based compensation	23,292	20,364	42,377	41,104
Amortization of debt issuance costs	1,294	1,379	2,679	2,741
Change in fair value of contingent consideration	—	(25,535)	—	(22,429)
Transaction-related costs	(6)	1,219	210	2,009
Restructuring costs	928	135	1,372	1,149
Adjustment to redeemable non-controlling interest	(2,255)	(3,103)	1,248	2,089
Gain on extinguishment of convertible senior notes	(65,112)	—	(65,112)	—
Total non-GAAP net income attributable to BlackLine, Inc.	$42,928	$30,728	$83,003	$55,828

Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.69	$0.51	$1.34	$0.92
Shares used to calculate basic non-GAAP net income per share	61,979	60,700	61,811	60,445

Diluted non-GAAP net income attributable to BlackLine, Inc.
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.58	$0.41	$1.11	$0.75
Shares used to calculate diluted non-GAAP net income per share	75,411	74,502	75,145	74,178

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$60,248	$62,749	$121,359	$124,680
Amortization of intangible assets	(1,734)	(1,676)	(3,467)	(3,335)
Stock-based compensation	(6,629)	(6,182)	(12,423)	(12,665)
Transaction-related costs	(54)	(206)	(21)	(191)
Total non-GAAP sales and marketing expense	$51,831	$54,685	$105,448	$108,489

Non-GAAP Research and Development Expense:
Research and development expense	$25,721	$26,802	$50,736	$53,907
Stock-based compensation	(3,499)	(3,708)	(6,350)	(7,532)
Transaction-related costs	106	(772)	(65)	(1,278)
Total non-GAAP research and development expense	$22,328	$22,322	$44,321	$45,097

Non-GAAP General and Administrative Expense:
General and administrative expense	$31,053	$(148)	$61,099	$28,828
Amortization of intangible assets	(78)	(478)	(157)	(955)
Stock-based compensation	(9,625)	(7,288)	(17,580)	(15,067)
Change in fair value of contingent consideration	—	25,535	—	22,429
Transaction-related costs	(8)	(67)	(34)	(153)
Total non-GAAP general and administrative expense	$21,342	$17,554	$43,328	$35,082

Total Non-GAAP Operating Expenses	$95,501	$94,561	$193,097	$188,668

Free Cash Flow
Net cash provided by operating activities	$40,698	$24,551	$91,123	$47,418
Capitalized software development costs	(5,637)	(5,439)	(12,087)	(12,318)
Purchases of property and equipment	(677)	(1,153)	(976)	(2,829)
Free cash flow	$34,384	$17,959	$78,060	$32,271